                                                                    EXHIBIT 99.1


For Further Information Contact:
Mark Varner
Interim Chief Financial Officer
(317) 594-2627


For Immediate Release:


                            MARSH SUPERMARKETS, INC.
                            ANNOUNCES FOURTH QUARTER
                             AND FISCAL 2005 RESULTS


Indianapolis, IN, June 2, 2005

         Marsh Supermarkets, Inc. (NASDAQ: MARSA and MARSB) reports results of operations for the 13 and 53 weeks ended April 2, 2005.

         For the 13 week fourth quarter ended April 2, 2005, total revenues were $419,050,000 compared to $376,365,000 for the 12 week quarter last year. Retail sales in comparable supermarkets and convenience stores were above last year by 3.1%. Comparable store merchandise sales, which exclude gasoline sales, increased 1.8% from last year.*

         Net loss for the quarter was $1,433,000, or $0.18 per diluted share, compared to a net loss of $1,228,000, or $0.15 per diluted share, last year. Pre-tax operating results for the quarter included, (a) the receipt of $2.4 million in settlement of litigation against two of the Company's general liability insurance carriers for costs related to the remediation of petroleum contamination, (b) $0.9 million in expense to settle a claim brought by a former officer of the Company, and (c) an $0.8 million charge to depreciation to correct the Company's accounting for leases.


* See attached schedule - Reconciliation of Sales and Other Comparable
  Revenues

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         During the fourth quarter, the Company opened a Marsh supermarket to replace a LoBill store that closed. One Village Pantry location was closed.

         Net income for the fiscal year ended April 2, 2005, was $4,162,000, or $0.52 per diluted share, compared to $3,037,000, or $0.38 per diluted share, last year. Income before income taxes at $6,545,000 compares to $5,556,000 last year.

         Total revenues were $1,747,436,000 for the 53 week 2005 fiscal year compared to $1,653,915,000 for the 52 week 2004 fiscal year. Retail sales in comparable supermarkets and convenience stores, were above last year by 1.6% on a 52-week basis. Comparable store merchandise sales, which exclude gasoline, declined 0.8% from last year, also on a 52-week basis.* The decline was attributable to a continuing weak local economy and competitive new supermarket square footage. The Company excludes gasoline sales from its analysis of comparable store merchandise sales because retail gasoline prices fluctuate widely and frequently.

          "We are pleased that, while 20 competitors' supermarkets have been built or remodeled during the past two years, fourth quarter comparable store customer count was equal to the year earlier quarter. We will continue to distinguish ourselves from our competitors by delivering superior products and service, and by guaranteeing customer satisfaction," said Don E. Marsh, Chairman and Chief Executive Officer.

         Marsh is a leading regional chain, operating 69 Marsh(R) supermarkets, 38 LoBill(R) Foods stores, eight O'Malia(R) Food Markets, 161 Village Pantry(R) convenience stores, one Arthur's Fresh Market and one Savin*$(SM), in Indiana and western Ohio. The Company also operates Crystal Food Services(SM), which provides upscale catering, cafeteria management, office coffee, coffee roasting, vending and concessions; Primo Banquet Catering and Conference Centers; Floral Fashions(R), McNamara(R) Florist and Enflora(R) - Flowers for Business.


* See attached schedule - Reconciliation of Sales and Other Comparable Revenues

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Cautionary Note Regarding Forward-Looking Statements
This report includes certain forward-looking statements (statements other than those made solely with respect to historical fact). Actual results could differ materially and adversely from those contemplated by the forward-looking statements due to known and unknown risks and uncertainties, many of which are beyond the Company's control. The forward-looking statements and the Company's future results, liquidity and capital resources are subject to risks and uncertainties including, but not limited to, the following: the entry of new competitive stores and their impact on the Company; the level of discounting and promotional spending by competitors; the Company's ability to improve comparable store sales; the level of margins achievable in the Company's operating divisions; the stability and timing of distribution incentives from suppliers; softness in the local economy: the Company's ability to control expenses including employee medical costs, labor, credit card fees, and workers compensation and general liability expense; uncertainties regarding gasoline prices and margins; the success of the Company's new and remodeled stores; uncertainties regarding future real estate gains due to limited real estate holdings available for sale; potential interest rate increases on variable rate debt, as well as terms, costs and the availability of capital; the Company's ability to collect outstanding notes and accounts receivable; uncertainties related to state and federal taxation and tobacco and environmental legislation; uncertainties associated with pension and other retirement obligations; uncertainties related to the outcome of pending litigation; the timely and on budget completion of store construction, conversion and remodeling; and other known and unknown risks and uncertainties. The Company undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events or circumstances.


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                            MARSH SUPERMARKETS, INC.
                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                    (In thousands, except per share amounts)


                                                    13 Weeks       12 Weeks        53 Weeks        52 Weeks
                                                     Ended          Ended           Ended            Ended
                                                    April 2,       March 27,       April 2,         March 27,
                                                      2005           2004           2005              2004
                                                   ----------     ----------     ------------     ------------
Sales and other revenues                           $  418,387     $  375,486     $  1,743,609     $  1,650,868
Gains from sales of property                              663            879            3,827            3,047
                                                   ----------     ----------     ------------     ------------
Total revenues                                        419,050        376,365        1,747,436        1,653,915
Cost of merchandise sold, including
  warehousing and transportation,
  excluding depreciation                              296,482        262,902        1,231,840        1,156,255
                                                   ----------     ----------     ------------     ------------
Gross profit                                          122,568        113,463          515,596          497,660
Selling, general and administrative                   115,045        104,956          466,179          449,002
Depreciation                                            6,563          5,810           25,950           25,013
                                                   ----------     ----------     ------------     ------------
Operating income                                          960          2,697           23,467           23,645
Interest                                                4,751          4,287           19,213           19,050
Other non-operating income                             (1,453)            --           (2,291)            (961)
                                                   ----------     ----------     ------------     ------------
Income before income taxes                             (2,338)        (1,590)           6,545            5,556
Income taxes                                             (905)          (362)           2,383            2,519
                                                   ----------     ----------     ------------     ------------
Net income                                         $   (1,433)    $   (1,228)    $      4,162     $      3,037
                                                   ==========     ==========     ============     ============

Earnings per common share:
Basic                                              $     (.18)    $     (.15)    $        .53     $        .38
Diluted                                                  (.18)    $     (.15)    $        .52     $        .38

Dividends declared per share                       $      .13     $      .13     $        .52     $        .52


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                            MARSH SUPERMARKETS, INC.
                           CONSOLIDATED BALANCE SHEETS
                                 (in thousands)


                                                                          April 2,           March 27,
                                                                            2005               2004
                                                                         ---------          ---------
ASSETS
Current Assets:
  Cash and equivalents                                                   $  27,364          $  27,584
  Accounts receivable                                                       22,153             23,864
  Inventories                                                              132,758            126,840
  Prepaid expenses                                                           6,619              6,495
  Recoverable income taxes                                                     841              5,400
                                                                         ---------          ---------
        Total Current Assets                                               189,735            190,183
Property and equipment                                                     307,816            297,028
Other assets                                                                49,317             55,194
                                                                         ---------          ---------
          Total Assets                                                   $ 546,868          $ 542,405
                                                                         =========          =========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
  Accounts payable                                                       $  75,786          $  80,614
  Accrued liabilities                                                       54,941             48,170
  Current maturities of long-term liabilities                               48,444              3,427
                                                                         ---------          ---------
        Total Current Liabilities                                          179,171            132,211

Long-Term Liabilities:
  Long-term debt                                                           133,268            174,161
  Capital lease obligations                                                 27,212             28,188
  Pension and post-retirement benefits                                      52,229             42,725
                                                                         ---------          ---------
        Total Long-Term Liabilities                                        212,709            245,074

Deferred Items:
  Income taxes                                                               8,823             18,309
  Gains from sale/leasebacks                                                16,487             15,238
  Other                                                                      5,363              3,297
                                                                         ---------          ---------
        Total Deferred Items                                                30,673             36,844

SHAREHOLDERS' EQUITY:
  Common stock, Classes A and B                                             26,630             26,570
  Retained earnings                                                        130,890            130,813
  Cost of common stock in treasury                                         (15,755)           (15,011)
  Deferred cost restricted stock                                              (137)              (211)
  Notes receivable - stock purchase                                            (11)               (11)
  Accumulated other comprehensive loss                                     (17,302)           (13,874)
                                                                         ---------          ---------
        Total Shareholders' Equity                                         124,315            128,276
                                                                         ---------          ---------
          Total Liabilities and Shareholders' Equity                      $546,868           $542,405
                                                                          ========           ========


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                            MARSH SUPERMARKETS, INC.
          RECONCILIATION OF SALES AND OTHER COMPARABLE REVENUES ($000)


                                                          April 2, 2005     March 27,2004
                                                          -------------     -------------
Fiscal year

Total revenues                                              1,747,436         1,653,915             5.65%
Less:  other revenues,
  non-comparable sales and
  gains from sales of property (a)
  including 53rd week                                         174,225           105,619
                                                            ---------         ---------
Comparable supermarket and
  convenience store sales                                   1,573,211         1,548,296             1.61%
Less:  comparable gasoline sales(b)                           153,265           117,609
                                                            ---------         ---------
Comparable supermarket
  and convenience store
  merchandise sales (c)                                     1,419,946         1,430,687           (0.75)%
                                                            =========         =========

4th Quarter

Total revenues                                                419,050           376,365            11.34%
Less:  other revenues,
  non-comparable sales and
  gains from sales of property (a)
  including 13th week                                          55,998            24,094
                                                            ---------         ---------
Comparable supermarket and
  convenience store sales                                     363,052           352,271             3.06%
Less:  comparable gasoline sales(b)                            34,640            29,491
                                                            ---------         ---------
Comparable supermarket
  and convenience store
  merchandise sales (c)                                       328,413           322,780             1.75%
                                                            =========         =========


(a) Other revenues and non-comparable sales include sales and revenues of both Crystal Food Services and McNamara, as well as supermarket and convenience store revenues from video rental, lottery tickets, check cashing fees and other sources.

(b) The Company excludes gasoline sales from its analysis of comparable store sales because retail gasoline prices can fluctuate widely and frequently, making analytical comparisons difficult.

(c) Comparable stores include stores open at least one full year, replacement stores and format conversions.


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